EXHIBIT 10.13

CONFIDENTIAL
EXECUTION VERSION

KNOW-HOW TRANSFER AGREEMENT

This Know-How Transfer Agreement (including all Schedules hereto, this "Agreement") is made this 31st day of December, 2014, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), and S&W Seed Company, a Nevada corporation ("Buyer")

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase and Sale Agreement dated December 19, 2014 (as amended, the "APSA"), pursuant to which Seller (and/or its applicable Affiliates) shall sell to Buyer (and/or its applicable Affiliates) and Buyer (and/or its applicable Affiliates) shall purchase from Seller (and/or its applicable Affiliates), the Purchased Assets in accordance with the terms and subject to the conditions contained therein;

WHEREAS, in connection with the Contemplated Transactions, Seller desires to convey to Buyer, and Buyer desires to accept from Seller, all of Seller's right, title and interest in and to the Know-How expressly identified and set forth on Schedule 1 (the "Transferred Know-How");

WHEREAS, this Agreement is being executed and delivered by the parties pursuant to Section 5.1 of the APSA; and

WHEREAS, unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the APSA.

NOW THEREFORE, The parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

  This Agreement shall be effective as of the date first above written.

  Transferred Know-How Grant. Seller hereby assigns, transfers and sets over unto Buyer, its successors and assigns, Seller's entire right, title and interest in and to the Transferred Know-How, together with all rights and powers arising or accrued therefrom including, without limitation, all intellectual property rights with respect thereto for which protection has not already been sought, all rights therein provided by international conventions and treaties, all rights to income, royalties and license fees deriving therefrom, the right to sue for damages and other remedies in respect of present and future infringement or dilution of or damage or injury thereto; subject, however, to all limitations and restrictions in this Agreement and in the APSA.

  EXCEPT AS SET FORTH IN THE APSA, SELLER MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, EXPRESS OR IMPLIED WARRANTIES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT) WITH RESPECT TO THE TRANSFERRED KNOW-HOW OR THE DEVELOPMENT, USE, PRODUCTION, MANUFACTURE, MARKETING, DISTRIBUTION OR SALE OF PRODUCTS RELATED TO THE TRANSFERRED KNOW-HOW. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL SELLER BE LIABLE TO BUYER OR ITS AFFILIATES FOR ANY

  INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS).

  All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon written confirmation of receipt when sent by facsimile transmission or other electronic means; provided, that a hard copy is mailed by registered mail, return receipt requested promptly thereafter or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

  If to Seller:

  Pioneer Hi-Bred International, Inc.
  Attention: President
  DuPont Pioneer
  7100 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-7066

  With a copy to:

  Pioneer Hi-Bred International, Inc.
  Attention: General Counsel
  DuPont Pioneer
  7250 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-4844

  If to Buyer:

  S&W Seed Company
  1974 N. Gateway Blvd., Suite 104
  Fresno, CA 93727
  Fax: (559) 255-5457

  Dispute Resolution; Governing Law. Any dispute arising under this Agreement shall be resolved in the manner specified in Section 10.3 of the APSA, the terms of which are hereby incorporated by reference. This Agreement shall be governed by the substantive laws of the State of Delaware, without regard to its conflicts of laws principles, and, except as otherwise provided in Section 10.3 of the APSA, the State and Federal courts in the City of Wilmington, Delaware shall have exclusive jurisdiction over any Proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement. The parties do hereby irrevocably (a) submit themselves to the personal jurisdiction of such courts, (b) agree to service of such courts' process upon them with respect to any such Proceeding, (c) waive any objection to venue laid therein and (d) consent to service of process by registered mail, return receipt requested in accordance with and at the address set forth in Section 10.2 of the APSA (as such address may be updated from time to time in accordance with the terms of Section 10.2 of the APSA). The parties acknowledge and agree that the foregoing choice of law and forum provisions are the product of an arm's-length negotiation between the parties. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT ALLOWED UNDER LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

  Confidentiality. Information exchanged between the parties under this Agreement shall be deemed Confidential Information subject to Section 5.3 of the APSA.

  Successors and No Third-Party Rights. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Unless otherwise expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

  Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the APSA and other Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer and Seller. Any items listed, set forth, described or otherwise disclosed on or in any part of this Agreement, the Schedules hereto shall be deemed listed, set forth, described and otherwise disclosed on or in all other parts of this Agreement, the Schedules hereto.

  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

  Section Headings; Construction. The headings of Articles and Sections in this Agreement and the headings in the Schedules attached hereto are provided for convenience only and shall not affect its construction or interpretation. With respect to any reference made in this Agreement to a Section (or Article, clause or preamble) or Schedule, such reference shall be to the corresponding section (or article, clause or preamble) of, or the corresponding schedule to, this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "including", "include" and "includes" do not limit the preceding words or terms and any list of words or terms following the words "including", "include" and "includes" is not an exhaustive list. Any reference to a specific "day" or to a period of time designated in "days" shall mean a calendar day or period of calendar days unless the day or period is expressly designated as being a Business Day or period of Business Days. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. All amounts denominated in dollars or "$" in this

  Agreement are references to United States dollars unless expressly indicated otherwise. The parties hereto acknowledge and agree that (a) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

  Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the date first written above.

SELLER:
PIONEER HI-BRED INTERNATIONAL, INC.

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

BUYER:
S&W SEED COMPANY

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

[Signature Page to Know-How Trsnsfer Agreement]